Exhibit 10.33

NOTE AMENDMENT NO. 1

This NOTE AMENDMENT No. 1 (this "Amendment ") is entered into as of May _, 20 11, by and between Global Telecom & Technology, Inc. (the "Company") and the undersigned holder (the "Holder") of certain of the Company's 10% promissory notes issued on February 8, 2010 and originally due on February 8, 2012 (collectively, the "Notes," and each a "Note"). Capitalized terms not otherwise defined herein shall have the respective definitions provided in the Note.

RECITALS

A.            On February 8, 2010, the Company issued a Note to the Holder due February 8, 2012 in the principal amount of $35,000.

B.            The Notes provide for subordination of the payment obligations under the Notes to the Senior Debt of the Company.

C.             The Company is engaged in acquisition activities in order to expand its business, and in connection therewith the Company is seeking to (i) amend its existing credit agreement with SVB in order to increase the available borrowings thereunder to $20,000,000 (the "SVB Amendment "), and (iii) enter into a new senior subordinated credit arrangement in the amount of $12,500,000 with BIA Digital Partners SBIC II LP.

D.            In recognition of the benefit s that will accrue to the Company as a result of these activities, and in recognition of the benefits that will accrue to the Holder in his capacity as a holder of Notes, the Company and the Holder agree as follows:

AGREEMENT

1.             Amendment to Section I. Section I of the Note is hereby amended by deleting the text thereof and replacing it with the following:

"1. Interest. The principal sum outstanding from time to time h ereunder shall, from the date hereof until repaid, bear interest at the rate of I 0% per annum. Interest shall be computed on the basis of the actual number of days elapsed. Accrued but unpaid interest shall be payable on each date on which principal l is to be paid hereunder pursuant to Section 2; provided that any accrued but unpaid interest existing as of December 31,2012 shall be payable in equal installments on each date on which principal is to be paid hereunder pursuant to Section 2. Each payment of interest shall be paid in cash."

2.             Amendment to Section 2. Section 2 of the Note is hereby amended by deleting the text thereof and replacing it with the following:

"2. Principal. The principal amount of this Note shall be paid in four equal installments on March 31, June 30, September 30 and December 31, 20 13 (the "Principal Payment Dates")."

3.             Amendment to Section 5. Section 5 of the Note is hereby amended by deleting the last sentence of clause (b) thereof and replacing the sentence with the following:

""Credit Facility" means, collectively, the Loan and Security Agreement by and among the Company, certain of its subsidiaries and Silicon Valley Bank and the Note Purchase Agreement by and among the Company, certain of its subsidiaries and BIA Digital Partners SBIC II LLP, and any indebtedness incurred in connection with the refinancing or replacement of each thereof thereof, in each case as the same may be modified or amended from time to time, including the SVB Amendment."

Exhibit 10.33

4.             Amendment to Section 6. Section 6 of the Note is hereby amended by deleting the text of clause (a)(i) thereof and replacing it in its entirety with the following:

"(a)(i)      if a default occurs in the payment of any principal of, interest on, or other obligation with respect to, any of the 2012 Notes, whether at any Principal Payment Date or upon acceleration thereof, and such default shall continue for more than ten days after written notice to the Company thereof from the Majority Lenders (as hereafter defined);"

5.             Amendment to Section 8. Section 8 of the Note is hereby amended by deleting the text of clause (a)(i) thereof and replacing it in its entirety with the following:

"(a)(i)      No Acceleration, Etc. This Note shall not be declared due and payable before the earlier of the final Principal Payment Date or the date on which the entire amount of the Senior Debt is indefeasibly paid in full in cash; provided, however, this Note shall automatically, without declaration or notice of any kind, be immediately due and payable upon the occurrence of a Change of Control or an Event of Default specified in Section 6(a)(ii) or Section 6(a)(iii)."

6.             Amendment to Section 8. Section 8 of the Note is hereby amended by deleting the text of clause (a)(ii) thereof and replacing it in its entirety with the following:

"(a)(ii)     No Payment. Until the Senior Debt is paid in full, the Lender shall not ask, demand or sue for any payment of all or any part of the indebtedness hereunder (other than payments of interest or in the form of securities of the Company that are subordinated to the Senior Debt at least to the same degree as this Note ("Permitted Payments")), provided, however, this Note shall automatically, without declaration or notice of any kind, be immediately due and payable on the final Principal Payment Date, upon the occurrence of a Change of Control or an Event of Default specified in Section 6(a)(ii) or Section 6(a)(iii)."

7.             Amendment to Section 8. Section 8 of the Note is hereby amended by deleting the text of clause (d) thereof and replacing it in its entirety with the following :

"(d)          Further Assurances. The Lender agrees to execute an agreement in such form as may be reasonably requested by the holders of Senior Debt subordinat ing this Note to the Senior Debt; provided, however, no such agreement shall require the Lender to defer the receipt of payment of the Amount Due after the final Principal Payment Date.

8.             Amendment to Section 11. Section 11 of the Note is hereby amended by deleting the text of clause (c) thereof and replacing it in its entirety with the following:

"(c)          Amendment and Waiver. No provision of this Note may be amended or modified, nor may compliance with any term, covenant, agreement, condition or provision set forth in this Note be omitted or waived (either generally or in a particular instance and either retroactively or prospectively), except by a written consent of the Company and the holders of at least a majority of the aggregate amount of outstanding principal due under the 2012 Notes ("Majority Lenders"). The obligation to repay the principal amount of this Note and all accrued interest thereon on the final Principal Payment Date cannot be amended or modified without the written consent of the Lender ."

9.             No Waiver. Except as expressly stated herein, nothing herein shall be deemed to constitute a waiver of compliance with, or other modification of, any term or condition contained in the Notes.

10.           Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Holder and the Company and their successors and permitted assigns.

Exhibit 10.33

11.          GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE COMMONWEALTH OF VIRGINIA APPLICABLE TO CONTRACTS MADE AND PERFORMED IN SUCH STATE.

12.           Attachment to Note. The Holder agrees to attach a copy of this Amendment to his Note, and upon demand of the Company to deliver the original Note for replacement and exchange for a new note reflecting the amendments set forth in this Amendment and any prior amendments of such Note.

13.           Affirmation. The Holder affirms that all provisions of the Note, as modified hereby, shall remain in full force and effect and are hereby ratified and confirmed.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the date first written above.

Exhibit 10.33

GLOBAL TELECOM & TECHNOLOGY, INC.

By:
Name:	Chris McKee
Title:	Secretary

Name:	Eric A. Swank